UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): May 18, 2009

Burzynski Research Institute, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23425	76-0136810
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

9432 Old Katy Road, Suite 200, Houston, Texas  77055

(Address of principal executive offices and zip code)

(713) 335-5697

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

On May 18, 2009, Fitts, Roberts & Co., P.C. (“Fitts Roberts”) resigned as the independent auditor for Burzynski Research Institute (the “Company”).  Concurrently, the Board of Directors of the Company accepted the resignation of Fitts Roberts and approved the appointment of Pannell Kerr Forster of Texas, P.C. (“PKF”) as the Company’s new independent auditor.

The report of Fitts Roberts on the financial statements for either of the two most recent fiscal years audited by Fitts Roberts (for the fiscal years ended February 29, 2008 and February 28, 2007) did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended February 29, 2008 and February 28, 2007 and through the date of discontinuance of Fitts Robert’s engagement as the Company’s independent auditor, there were no disagreements with Fitts Roberts on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Fitts Roberts, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

During the fiscal years ended February 29, 2008 and February 28, 2007 and through the date of discontinuance of Fitts Robert’s engagement as the Company’s independent auditor, there were no “reportable events” with the Company as described and outlined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Fitts Roberts a copy of this Current Report on Form 8-K prior to its filing with the Securities Exchange Commission (the “SEC”) and requested from Fitts Roberts a letter addressed to the SEC stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree.  Attached as Exhibit 99.1 is a copy of Fitts Roberts’ letter to the SEC, dated May 21, 2009.

Item 9.01(d)  Exhibits.

Exhibit 99.1	Letter from Fitts, Roberts & Co., P.C. to the Securities and Exchange Commission dated May 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BURZYNSKI RESEARCH INSTITUTE, INC.

By:	/s/ Stanislaw R. Burzynski
Stanislaw R. Burzynski,
President, Secretary, Treasurer and
Chairman of the Board of Directors
(Chief Executive Officer and
Principal Financial Officer)

Date: May 22, 2009